Pine Grove Institutional

Partners II Ltd.

(A Bermuda Limited Liability Company)

Financial Statements as of and

for the Year Ended December 31, 2012 (All Expressed in U.S.

Dollars), and Independent Auditors’ Report

A CLAIM OF EXEMPTION FROM CERTAIN REGULATORY REQUIREMENTS HAS BEEN

FILED WITH THE COMMODITY FUTURES TRADING COMMISSION PURSUANT TO

COMMISSION REGULATION 4.7 BY THE COMMODITY POOL OPERATOR OF PINE GROVE

INSTITUTIONAL PARTNERS II LTD.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the best of the knowledge and belief of the undersigned, the information contained in the annual report for the year ended December 31, 2012 is accurate and complete.

Thomas N. Williams, Managing Member	Matthew Stadtmauer, Managing Member
Pine Grove Asset Management LLC	Pine Grove Asset Management LLC

Commodity Pool Operator:

Pine Grove Asset Management LLC

(Investment Manager of Pine Grove Institutional Partners II Ltd.)

25 DeForest Avenue

Summit, NJ 07901

(908) 273-6321

Commodity Pool:

Pine Grove Institutional Partners II Ltd.

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112-0015 USA
Tel: (212) 492-4000
Fax: (212) 489-1687
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of

Pine Grove Institutional Partners II Ltd.:

We have audited the accompanying financial statements of Pine Grove Institutional Partners II Ltd. (a Bermuda Limited Liability Company) (the “Fund”), which comprise the statement of assets and liabilities, including the condensed schedule of investments, as of December 31, 2012, and the related statements of operations, changes in net assets, and cash flows for the year then ended, and the related notes to the financial statements (expressed in U.S. Dollars).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Fund’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pine Grove Institutional Partners II Ltd. as of December 31, 2012, the results of its operations, changes in its net assets, and its cash flows for the year ending December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

June 28, 2013

Member of Deloitte Touche Tohmatsu Limited

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 2012

(Expressed in U.S. Dollars)

ASSETS
Investments in private investment companies, at fair value (cost $36,224,914)	$44,203,463
Cash	3,343,961
Redemptions receivable from private investment companies	155,661
Other assets	53,495

TOTAL ASSETS	47,756,580

LIABILITIES
Payable for redemption of shares	1,991,742
Fixed fees payable	123,159
Accrued expenses	62,073

TOTAL LIABILITIES	2,176,974

NET ASSETS	$45,579,606

NET ASSETS PER SHARE:
CLASS A — Based on net assets of $38,919,362 and shares outstanding of 36,472.584	$1,067.09

CLASS C — Based on net assets of $6,660,244 and shares outstanding of 6,254.032	$1,064.95

On behalf of the board:

Ian Pilgrim, Director	Paul Stevenson, Director

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

INVESTMENT INCOME:
Interest	$7

EXPENSES:
Fixed fees	473,015
Professional fees	102,652
Administration fees	28,478
Other	68,322

Total expenses	672,467

NET INVESTMENT LOSS	(672,460)

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investments in private investment companies	381,346
Net change in unrealized appreciation on investments in private investment companies	3,073,257

Net realized and unrealized gain on investments	3,454,603

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS	$2,782,143

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

OPERATIONS:
Net investment loss	$(672,460)
Net realized gain on investments in private investment companies	381,346
Net change in unrealized appreciation on investments in private investment companies	3,073,257

Net change in net assets resulting from operations	2,782,143

CAPITAL SHARE TRANSACTIONS:
Initial contribution from Pine Grove Institutional Partners, L.P.	30,704,945
Subsequent issuances of shares	14,584,260
Redemptions of shares	(2,491,742)

Net change in net assets resulting from capital share transactions	42,797,463

NET CHANGE IN NET ASSETS	45,579,606
NET ASSETS — January 1, 2012	—

NET ASSETS — December 31, 2012	$45,579,606

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net change in net assets resulting from operations	$2,782,143
Adjustments to reconcile net change in net assets resulting from operations to net cash used in operating activities:
Purchases of investments in private investment companies	(21,421,524)
Proceeds from redemptions/distributions from investments in private investment companies	10,798,831
Net realized gain on investments in private investment companies	(381,346)
Net change in unrealized appreciation on investments in private investment companies	(3,073,257)
Changes in assets and liabilities:
Increase in receivables for redemptions from private investment companies	(155,661)
Increase in other assets	(49,639)
Increase in fixed fees payable	123,159
Increase in accrued expenses	62,073

Net cash used in operating activities	(11,315,221)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	15,159,182
Payments for redemption of shares	(500,000)

Net cash provided by financing activities	14,659,182

NET CHANGE IN CASH	3,343,961
CASH — January 1, 2012	—

CASH — December 31, 2012	$3,343,961

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING AND FINANCING ACTIVITY — In-kind contributions from Pine Grove Institutional Partners, L.P.:
Investments in private investment companies	$27,190,066
Receivables for redemptions from private investment companies	2,936,101
Other assets	3,856

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2012

(Expressed in U.S. Dollars)

	Shares Owned	Fair Value as Percentage of Net Assets	Cost	Fair Value
INVESTMENTS IN PRIVATE INVESTMENT COMPANIES:
Cayman Islands Offshore Corporations:
Hedged Credit		24.3%	$10,068,513	$11,077,370
Distressed – Structured Products:
Libremax Offshore Fund Ltd	2,260	5.8	2,260,000	2,635,756
DoubleLine Opportunistic Income Fund Ltd	2,041	5.6	2,194,000	2,557,291
Halcyon Offshore Asset-Backed Value Fund Ltd	2,250	5.6	2,250,000	2,537,203
Other		5.6	2,503,606	2,560,388

Total Distressed – Structured Products		22.6	9,207,606	10,290,638
Convertible Arbitrage:
Aristeia International, Ltd.	2,799	5.8	1,807,686	2,631,598
Basso Partners, Ltd.	1,539	5.7	1,919,138	2,595,311

Total Convertible Arbitrage		11.5	3,726,824	5,226,909
Distressed – Corporate
Contrarian Capital Senior Secured Offshore Fund Ltd	9,787	5.4	1,721,318	2,458,822
Silver Point Capital Offshore Fund, Ltd	204	5.3	1,776,000	2,415,512
Other		0.6	262,035	284,311

Total Distressed – Corporate		11.3	3,759,353	5,158,645
Long/Short Equity		9.4	3,612,782	4,271,371
Other		0.6	482,927	301,845

Total Cayman Islands Offshore Corporations		79.7	30,858,005	36,326,778

British Virgin Islands:
Hedged Credit		8.3	2,702,432	3,784,000
Long/Short Equity		3.3	1,516,715	1,523,629
Convertible Arbitrage
Whitebox Concentrated Convertible Arbitrage Fund, Ltd.	2,341	5.6	1,147,762	2,569,056

Total British Virgin Islands Corporations		17.2	5,366,909	7,876,685

TOTAL INVESTMENTS IN PRIVATE INVESTMENT COMPANIES		96.9%	$36,224,914	$44,203,463

The Fund is not able to obtain details of specific investments held by some of the private investment companies due to lack of available data. The Fund, through its proportional share of investments in the private investment companies (based on information available to the Fund), has the following exposure to individual investments that exceed 5% of the Fund’s net assets as of December 31, 2012:

	% of Fund’s Net Assets
	Long	Short
Alliance Data Systems Corp	2.58%	(2.51)%

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Pine Grove Institutional Partners II Ltd. (the “Fund”) is a limited liability company incorporated under the laws of Bermuda on November 1, 2011. The Fund commenced operations on January 1, 2012. The Fund was organized for the purpose of investing its assets with a group of selected private investment companies. Pursuant to an Investment Management Agreement, Pine Grove Asset Management LLC (the “Investment Manager”) is the investment manager of the Fund. The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) and is registered as a Commodity Pool Operator with the Commodity Futures Trading Commission (“CFTC”).

Significant Accounting Policies

Basis of Presentation

These financial statements are expressed in U.S. Dollars unless otherwise indicated, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Valuation of Investments in Private Investment Companies

The Fund accounts for its investments in private investment companies in accordance with relevant authoritative guidance, which defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. The Fund’s investments in private investment companies are reflected in the Statement of Assets and Liabilities at fair value, with changes in unrealized gains (losses) resulting from changes in fair value reflected on the Statement of Operations as “Net change in unrealized appreciation of investments in private investment companies.” Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants (i.e., the exit price). Transfers of investments in private investment companies between different levels of the fair value hierarchy are recorded based on the fair value of such investments as of the end of the reporting period.

Relevant authoritative guidance permits the Fund, as a practical expedient, to measure the fair value of its investments in private investment companies on the basis of the net asset value per share of such investments (or the equivalent) if the net asset value per share of such investments (or the equivalent) is calculated in a manner consistent with the measurement principles of applicable authoritative guidance as of the Fund’s reporting date. The fair value of the Fund’s investments in private investment companies is based on the information provided by such private investment companies’ management, which reflects the Fund’s share of the fair value of the net assets of such private investment companies (i.e., the practical expedient is used, which is consistent with the prior year). If the Investment Manager determines, based on its own due diligence and investment valuation procedures, that the valuation for any of the Fund’s investments in private investment companies, based on information provided by management of such private investment company, such investment will be fair valued by the Investment Manager using other suitable independent sources, independent brokers, market makers, other intermediaries or third parties as reasonably appointed by the Fund’s administrator, under the supervision and direction of the Investment Manager, in good faith and in conformity with GAAP. As of December 31, 2012, no investments were internally fair valued by the Investment Manager.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

The Fund’s share of the fair value of the net assets of the private investment companies in which it invests are generally based on (1) the Fund’s net contribution to the private investment companies and (2) its allocated share of the undistributed profits and losses, including realized and unrealized gains (losses) and expenses (including management and incentive fees) as reflected in the financial information provided by management of the private investment companies (which may include the audited financial statements of the private investment companies). The fair values of the underlying investments held by the private investment companies in which the Fund invests may have been estimated by management of such private investment companies in the absence of readily-determinable fair values. Due to the inherent uncertainty of these estimates, the fair values of the underlying investments held by the private investment companies in which the Fund invests may differ from the values that would have been used had a ready market for such investments existed, and the differences could be material (which could result in the Fund’s share of the fair value of the net assets of such private investment companies being materially different).

The Fund’s investments in private investment companies also involve varying degrees of interest rate risk, credit risk, and market, industry, and geographic concentration risks for the Fund. While the Investment Manager monitors and attempts to manage these risks, the varying degrees of transparency into, and potential liquidity of, the investments in private investment companies may hinder the Investment Manager’s ability to effectively manage and mitigate these risks.

In addition, the terms of the partnership agreements and offering memoranda of the private investment companies in which the Fund invests generally provide for minimum holding periods or lock-ups (see Note 3 for information related to redemption terms), and may also provide for the suspension of redemptions or the institution of gates on redemptions at the discretion of management of such private investment companies. As a result, the Fund may not be able to redeem its investments in private investment companies.

The fair values assigned to the Fund’s investments in private investment companies are based on available information and do not necessarily represent amounts which might ultimately be realized. Due to the absence of readily-determinable fair values and the inherent uncertainty of valuations, the estimated fair values of the Fund’s investments in private investment companies may differ significantly from values that would have been used had a ready market for such investments existed, and the differences could be material.

Investment Transactions and Related Investment Income

The Fund records investment transactions on their trade date. Purchases or subscriptions of investments in private investment companies are generally effective on the first day of the month, while sales of, or withdrawals from, private investment companies are generally effective on the last day of the month.

Changes in the fair values of investments in private investment companies are recorded monthly as “Net change in unrealized appreciation of investments in private investment companies.” Realized gains and losses on full or partial distribution or redemption of investments in private investment companies are recorded as of the effective date of the transaction.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

Income and Expenses

Interest income and expenses are recorded on the accrual basis.

Multiple Class Allocation

Investment income, expenses (except for fixed fees), and realized and unrealized gains and losses are allocated to each class of shares based upon their relative net asset value on a monthly basis. Fixed fees are charged directly to the respective class to which such fees relate.

Income Taxes

The Fund has received undertakings from the Bermuda Government exempting them from all local income, profits and capital taxes until March 28, 2016. At the present time, no such taxes are levied in Bermuda.

Under the laws of Bermuda, the Fund is not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements. However, all United States dividend income and certain interest income are subject to a 30% withholding tax and interest, dividends, and other income realized by the Fund from non-U.S. sources and capital gains realized on sales of non-U.S. investments may be subject to withholdings and other taxes levied by the jurisdictions in which the income is sourced. The Fund recognizes tax-related interest and penalties, if applicable, as a component of income tax expense. For the year ended December 31, 2012, no such amounts were recognized. Generally, the Fund’s tax returns remain subject to examination by tax authorities in its major jurisdictions (where the Fund is organized and makes investments) under varying statutes of limitations (generally three years for filed returns). The Fund’s 2012 tax year is subject to examination.

Based on its analysis, the Investment Manager has determined that the Fund does not have any material uncertain tax positions in its major jurisdictions that require recognition or measurement in the Fund’s consolidated financial statements. Further, the Investment Manager is not aware of any uncertain tax positions relating to the Fund for which it is reasonably possible that the total amount of unrecognized tax benefit or liability will change materially in the next twelve months.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. The most significant estimates and assumptions relate to the valuation of private investment companies. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance that will expand current disclosure requirements on the offsetting of certain assets and liabilities. The new disclosures will be required for investments and derivative financial instruments subject to master netting or similar agreements which are eligible for offset in the Statement of Financial Condition and will require an entity to disclose both gross and net information about such investments and transactions

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

in the financial statements. The guidance is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management is evaluating the impact of this guidance on the Fund’s financial statement disclosures.

In January 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This update clarifies that the scope of the above mentioned guidance applies to derivative financial instruments accounted for in accordance with Accounting Standards Codification Topic 815, Derivatives and Hedging. This update is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management is evaluating the impact of this guidance on the Fund’s financial statement disclosures.

2.	FAIR VALUE MEASUREMENTS

GAAP defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. See Note 1 to these financial statements for additional discussion regarding the determination of fair value of the Fund’s investments. GAAP also establishes a hierarchy that prioritizes and ranks the levels of market price observability used in fair value measurements. Market price observability is impacted by a number of factors, including the type of asset, the characteristics specific to the asset, and the state of the marketplace (including the existence and transparency of transactions between market participants). Assets with readily-available actively quoted prices or for which fair value can be measured from actively quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Assets measured and reported at fair value are classified and disclosed in one of the following categories (from highest to lowest) based on inputs:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets as of the measurement date.

Level 2 – Inputs are quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, and inputs other than quoted prices that are observable (such as models or other valuation methodolgies). The Fund’s investments in private investment companies which are generally included in this category include investments in private investment companies where the Fund has the ability to withdraw at the net asset value per share (or its equivalent) at December 31, 2012 or within three months thereafter, and there are no other potential liquidity restrictions.

Level 3 – Inputs are unobservable for the asset and include situations where there is little, if any, market activity for the asset as of the measurement date. Investments in private investment companies that are currently subject to liquidity restrictions that will not be lifted within three months of the measurement date will be considered level 3.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

The Investment Manager’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset. The Fund’s assets are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement in its entirety. See Note 1 for additional detail on the Fund’s valuation policies.

The following table summarizes the Fund’s assets by level under the fair value hierarchy as of December 31, 2012 by class of assets:

	Level 1	Level 2	Level 3	Total
Investments in private investment companies:
Long/Short Equity	$—	$5,795,000	$—	$5,795,000
Hedged Credit	—	4,531,146	10,330,224	14,861,370
Distressed – Structured Products	—	5,062,600	5,228,038	10,290,638
Distressed – Corporate	—	2,218,876	2,939,769	5,158,645
Convertible Arbitrage	—	6,511,437	1,284,528	7,795,965
Other	—	—	301,845	301,845

Total investments in private investment companies	$—	$24,119,059	$20,084,404	$44,203,463

The classification of investments in private investment companies included in the table above is meant to be indicative of the Investment Manager’s classification of the Fund’s investments in private investment companies. It is not meant to be indicative of the classification within the fair value hierarchy of investments of the underlying portfolios of the private investment companies in which the Fund invests.

The changes in investments measured at fair value during the year ended December 31, 2012 for which the Fund used Level 3 inputs to determine fair value are as follows:

	Long/Short Equity	Hedged Credit	Distressed – Structured Products	Distressed – Corporate	Convertible Arbitrage	Other	Total
Balance - January 1, 2012*	$394,151	$6,889,504	$1,405,842	$2,591,232	$779,548	$463,127	$12,523,404
Net realized gains (losses)	—	(3,708)	10,503	10,516	—	(7,527)	9,784
Net change in unrealized gains (losses)	—	751,687	393,698	419,197	104,980	(42,372)	1,627,190
Purchases	1,450,000	5,812,500	5,950,000	1,521,524	400,000	—	15,134,024
Sales	—	(200,000)	(330,750)	(294,681)	—	(111,383)	(936,814)
Transfers in**	—	—	—	—	—	—	—
Transfers out**	(1,844,151)	(2,919,759)	(2,201,255)	(1,308,019)	—	—	(8,273,184)

Balance - December 31, 2012	$—	$10,330,224	$5,228,038	$2,939,769	$1,284,528	$301,845	$20,084,404

*	Balances at January 1, 2012, represent the fair values of Level 3 investments contributed by Pine Grove Institutional Partners, L.P. (See Note 4).
**	Transfers in and transfers out are generally due to the change in liquidity terms of private investment companies and are recognized as of the end of the reporting period.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

The Fund has redeemed from certain private investment companies and is expecting to receive the remaining redemption proceeds upon liquidation of the underlying investments held by such private investment companies. Such investments in private investment companies were reported under “Other” strategy as of December 31, 2012. See Note 3 for the strategy definitions.

The change in unrealized appreciation for Level 3 investments held at December 31, 2012, was $1,627,190 and is included in “Net change in unrealized appreciation of investments in private investment companies” in the Statement of Operations. Total realized gains and losses recorded for Level 3 investments are reported in “Net realized gain on investments in private investment companies” in the Statement of Operations.

3.	INVESTMENTS IN PRIVATE INVESTMENT COMPANIES

GAAP requires additional disclosure to assist in understanding the nature and risk of investments by class of assets. The table below summarizes the fair value and other pertinent liquidity information of the underlying private investment companies by class of assets:

Class of Assets	Fair Value	Liquidation and Side Pocket Holdings*	Redemption Frequency	Redemption Notice Period (days)
Hedged Credit (a)	$14,861,370	$66,114	Quarterly-Annually	60-90
Distressed – Structured Products (b)	10,290,638	158,525	Monthly-Quarterly	45-90
Convertible Arbitrage (c)	7,795,965	—	Quarterly	60
Long/Short Equity (d)	5,795,000	—	Monthly-Quarterly	30-60
Distressed – Corporate (e)	5,158,645	315,456	Quarterly-Annually	90
Other (f)	301,845	301,845	N/A	N/A

Total	$44,203,463	$841,940

*	These amounts represent private investment companies which are in liquidation and side pocket investments in certain private investment companies held by the Fund. For such investments, withdrawals are permitted only upon liquidation or deemed realization of the underlying assets of the private investment companies.
(a)	Hedged Credit: Hedged Credit managers typically take long and short positions in fixed income instruments of companies across the credit spectrum. Some also buy Structured Products. These managers may also buy equities, usually in companies that have some issue (e.g., they just came out of bankruptcy) or are otherwise difficult to understand. These managers hedge by shorting stocks and bonds that they think have a lot more downside than upside, even if only during a crisis. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions due to incorrect analysis of idiosyncratic factors.
(b)

Distressed – Structured Products: Distressed Structured Products managers buy pools of assets that have been securitized (bonds backed by the cashflows from these assets). Often this includes pools of mortgages that are not guaranteed by the government. It may also include pools of leveraged loans, commercial real estate, student loans and other kinds of assets. Usually the pools were once rated investment grade but the assets turned out to be of worse quality than the first investors originally

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

thought they would be. Some managers may also buy agency derivatives. One of the main risks in this strategy is the possibility of losses in the portfolio of long positions if the manager assumptions regarding prepayments, defaults, recovery, etc. prove to be too aggressive. Also, agency derivatives in particular are very sensitive to borrower prepayment rates as well as the level of short term interest rates.
(c)	Convertible Arbitrage: Convertible Arbitrage is a strategy that entails purchasing convertible securities (convertible bonds or preferred stock) and hedging the equity risk by shorting the underlying common stock. Some managers attempt to hedge other risks associated with Convertible Arbitrage, such as interest rate risk and credit risk. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions.
(d)	Long/Short Equity: Long/Short Equity managers attempt to buy undervalued equities and short overvalued equities. Managers selected for investment by the Investment Manager typically attempt to be either market neutral or have low net exposure to the equity markets. In this way, the manager is not relying on the market going up or down to make money. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions. Short selling creates additional risk of limited upside and unlimited downside.
(e)	Distressed – Corporate: Distressed Corporate managers typically invest in the senior, secured, and/or liquidating debt of companies in financial distress and/or those entering or exiting bankruptcy. These investments can result in substantial or total loss due to business and financial risks but this is often mitigated by collateral coverage. Distressed investing is often associated with relative illiquidity, reduced transparency, and valuation involving significant management judgment.
(f)	Other: Other represents investments in private investment companies for which the Fund expects to receive the redemption proceeds upon sale of the underlying investments. The Fund has redeemed from these private investment companies and has received a majority of the redemption proceeds. The current portfolio of underlying investments held by such private investment companies is illiquid in nature and is not necessarily indicative of the active investment strategies of such private investment companies.

The offering documents of the private investment companies provide for compensation to the respective investment manager of these investment companies in the form of management fees ranging from 1% to 2% of net assets and incentive allocations of up to 20% of profits that would be otherwise be allocated to the Fund. Each of these investments has certain restrictions with respect to rights of withdrawal by the Fund as specified in the respective agreements. Generally, the Fund is required to provide 30 to 90 days’ notice of its intent to withdraw, but only after the investment has been maintained for one to twelve months. The redemption terms may also include lock up periods up to 24 months. Certain investments may have longer investment terms and are generally redeemable upon liquidation of underlying investments.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

The following table summarizes the Fund’s investments in private investment companies as of December 31, 2012 and the Fund’s allocated share of the private investment companies’ fiscal 2012 operating results for the private investment companies with a fair value representing 5% or more of the Fund’s net assets:

Investments in private investment companies	% of Fund’s Net Assets	Fair Value	Income	Redemption Terms*
Libremax Offshore Fund Ltd	5.8%	$2,635,756	$402,409	Quarterly
Aristeia International, Ltd.	5.8	2,631,598	237,940	Quarterly
Basso Partners, Ltd.	5.7	2,595,311	223,540	Quarterly
Whitebox Concentrated Convertible Fund, Ltd.	5.6	2,569,056	209,960	Quarterly
DoubleLine Opportunistic Income Fund Ltd	5.6	2,557,291	357,815	Monthly
Halcyon Offshore Asset-Backed Value Fund Ltd	5.6	2,537,203	287,203	Quarterly
Contrarian Capital Senior Secured Offshore Fund	5.4	2,458,822	394,262	Quarterly/Annually
Silver Point Capital Offshore Fund, Ltd	5.3	2,415,512	363,236	Annually

Total	44.8%	$20,400,549	$2,476,365

*	For the redemption terms of other funds, refer to the redemption frequency column in the table on page 13.

Complete information about the investments held by certain of the private investment companies in which the Fund invests as of December 31, 2012 is not readily available, so it is unknown whether the Fund, through its aggregated investments, holds additional investments which exceed 5% of the Fund’s net assets.

4.	CAPITAL SHARE TRANSACTIONS

As of December 31, 2012, the authorized capital of the Fund is US$12,000, consisting of 1 authorized non-voting, non-participating founder share having a par value of $1.00 and 11,999,000 voting, participating Common Shares of par value of $0.001 each.

Effective January 1, 2012, Pine Grove Institutional Partners, L.P. contributed $30,704,945 to the Fund that included $27,190,066 of investments in private investment companies at fair value and $3,514,879 of other assets, net of liabilities, to the Fund. The cost basis of investments in private investment companies contributed was $22,284,774.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

During 2012, transactions in capital shares and shares outstanding at December 31, 2012 for each class of shares were as follows:

	Class A	Class C
Shares outstanding, beginning of year	—	—
Shares issued	26,273.345	18,817.267
Shares transferred	10,687.655	(10,692.971)
Shares redeemed	(488.416)	(1,870.264)

Shares outstanding, end of year	36,472.584	6,254.032

Issuance of shares	$26,469,085	$18,820,120

Transfer of shares	$11,007,025	$(11,007,025)

Redemption of shares	$(500,000)	$(1,991,742)

Net asset value per share, end of year	$1,067.09	$1,064.95

Shareholders have redemption rights which contain certain restrictions with respect to rights of redemption of shares as specified in the offering memorandum. Any shareholder may generally withdraw all or any part of their shares on the last day of each calendar quarter, upon 95 days’ prior written notice. The notice requirement may be shortened for a particular withdrawal in the sole discretion of the Investment Manager. A shareholder redeeming its entire investment in accordance with the offering memorandum is entitled to receive an amount equal to the value of its shares as of the date of its redemption. The Investment Manager will distribute to shareholders fully redeeming from the Fund at least 90% of its good faith estimate of the withdrawn amount within 30 days after the date of such shareholder’s redemption. The Investment Manager will distribute to the shareholder or its representative the balance, if any, as soon as practicable after the completion of the audit of the Fund for the fiscal year in which the withdrawal was made, with interest thereon at an annual rate equal to the 90-day United States Treasury Bill rate on the date of such shareholder’s redemption.

5.	FIXED FEE TO INVESTMENT MANAGER

The Investment Manager is entitled to a fixed fee, calculated monthly and payable quarterly in arrears at an annual rate of 1% to 1.2% of the net assets of Class A and Class C investors, respectively, determined as of the end of each calendar quarter. For the year ended December 31, 2012, the fixed fee was $473,015, of which $123,159 is payable as of December 31, 2012.

6.	COMMITMENTS AND CONTINGENCIES

The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is not known. However, the Fund has not had prior claims or losses pursuant to these contracts and expects the risk of loss therefrom to be remote.

7.	ADMINISTRATIVE FEE

The third-party administrator performs certain administrative services on behalf of the Fund. As compensation for its services, the Administrator receives a fee paid out of the Fund’s assets. For the year ended December 31, 2012, the Fund incurred an administrative fee of $28,478.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

8.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK, MARKET AND CREDIT RISK

Market Risk

The private investment companies in which the Fund invests enter into financial instruments that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the carrying value of such financial instrument in the financial statements. Certain of the private investment companies invest in interest rate swaps, credit default swaps, exchange traded and over-the-counter options, futures transactions, forward transactions, and securities sold, not yet purchased.

The private investment companies invest in these instruments for trading and hedging purposes. In accordance with industry and accounting standards, investment partnerships and funds are required to account for all investments on a fair value basis, and recognize changes in unrealized gains and losses in their statements of operations. In determining the fair values for these instruments, the private investment companies make estimates about future interest rates, default probabilities, volatilities and other pricing factors. These estimates of fair value could differ from actual results.

Credit Risk

Credit risk is the amount of accounting loss that an entity would incur if counterparty failed to perform its obligations under contractual terms. The Fund is indirectly subject to certain credit risks arising from the investments made by the private investment companies in which it invests.

The Fund is also subject to the credit risk that the private investment companies in which it invests fail to perform under their respective agreements.

Refer to section 4 of the offering document of the Fund for a detailed description of risks involved with investing in private investment companies.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Expressed in U.S. Dollars)

9.	FINANCIAL HIGHLIGHTS

Financial highlights for the year ended December 31, 2012 are as follows:

	Class A	Class C
Per share operating performance
Net asset value, beginning of year	$1,000.00	$1,000.00

Income (loss) from investment operations:
Net investment loss	(15.10)	(17.10)
Net loss on investments	82.19	82.05

Net change in net assets resulting from operations	67.09	64.95

Net asset value, end of year	$1,067.09	$1,064.95

Total return	6.71%	6.50%

Ratios to average net assets
Expenses	1.45%	1.66%

Net investment loss	(1.45)%	(1.66)%

Financial highlights are calculated for each participating, voting class of common shares.

The ratios do not reflect the Fund’s proportionate share of income and expenses of the underlying private investment companies.

10.	SUBSEQUENT EVENTS

The Fund evaluated the impact of all subsequent events on the Fund’s financial statements through June 28, 2013, which is the date these financial statements were available to be issued.

From January 1, 2013 through June 28, 2013, the Fund recorded capital contributions of $2,430,000. For the same period, the Fund recorded capital withdrawals of $1,425,000.

******

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

UNAUDITED SCHEDULE OF INVESTMENTS

AS OF December 31, 2012

	Shares Owned	Fair Value as Percentage of Net Assets	Cost	Fair Value
INVESTMENTS IN PRIVATE INVESTMENT COMPANIES:
Cayman Islands Offshore Corporations:
Hedged Credit
Fir Tree Capital Opportunity Fund II Ltd	169	4.8%	$1,685,446	$2,165,120
Saba Capital Offshore Fund Ltd	1,828	4.5	2,030,000	2,036,257
Anchorage Capital Partners Offshore Ltd	1,426	4.3	1,516,775	1,969,867
Luxor Capital Partners Offshore Ltd	1,650	3.6	1,650,000	1,647,549
Riva Ridge Overseas Fund Ltd	1,600	3.5	1,600,000	1,610,919
Southpaw Credit Opportunity Fund (FTE) Ltd	15,107	3.6	1,586,292	1,647,658

Total Hedged Credit		24.3	10,068,513	11,077,370
Distressed – Structured Products:
Libremax Offshore Fund Ltd	2,260	5.8	2,260,000	2,635,756
DoubleLine Opportunistic Income Fund Ltd	2,041	5.6	2,194,000	2,557,291
Halcyon Offshore Asset-Backed Value Fund Ltd	2,250	5.6	2,250,000	2,537,203
Metacapital Mortgage Value Fund Ltd	1,350	3.0	1,350,000	1,359,184
Candlewood Structured Credit Harvest Fund Ltd	100	2.3	1,000,000	1,042,678
Other		0.3	153,606	158,526

Total Distressed – Structured Products		22.6	9,207,606	10,290,638
Convertible Arbitrage:
Aristeia International Ltd	2,799	5.8	1,807,686	2,631,598
Basso Investors Ltd	1,539	5.7	1,919,138	2,595,311

Total Convertible Arbitrage		11.5	3,726,824	5,226,909
Distressed – Corporate
Contrarian Capital Senior Secured Offshore Ltd	9,787	5.4	1,721,318	2,458,822
Silver Point Capital Offshore Fund Ltd	204	5.3	1,776,000	2,415,512
Other		0.6	262,035	284,311

Total Distressed – Corporate		11.3	3,759,353	5,158,645
Long/Short Equity
Rosemont Offshore Fund Ltd	1,042	4.3	1,443,166	1,953,867
Dirigo Ltd	12,044	2.9	1,247,273	1,304,891
AQR Global Stock Selection Offshore Fund Ltd	7	2.2	922,343	1,012,613

Total Long/Short Equity		9.4	3,612,782	4,271,371
Other		0.6	482,927	301,845

Total Cayman Islands Offshore Corporations		79.7	30,858,005	36,326,778

British Virgin Islands:
Hedged Credit
King Street Capital Ltd	8,850	4.3	1,174,837	1,954,369
Whitebox Credit Arbitrage Fund Ltd	1,718	4.0	1,527,595	1,829,631

Total Hedged Credit		8.3	2,702,432	3,784,000
Long/Short Equity
Otter Creek International Ltd	972	3.3	1,516,715	1,523,629
Convertible Arbitrage
Whitebox Concentrated Convertible Arb Ltd	2,341	5.6	1,147,762	2,569,056

Total British Virgin Islands Corporations		17.2	5,366,909	7,876,685

TOTAL INVESTMENTS IN PRIVATE INVESTMENT COMPANIES		96.9%	$36,224,914	$44,203,463

Pine Grove Institutional Partners II Ltd.

(A Bermuda Limited Liability Company)

Unaudited Financial Statements as of June 30, 2013

and for the Period January 1, 2013 to June 30, 2013

(All Expressed in U.S. Dollars)

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

TABLE OF CONTENTS

Page
UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013 (ALL EXPRESED IN U.S. DOLLARS):

Statement of Assets and Liabilities	3

Statement of Operations	4

Statement of Changes in Net Assets	5

Statement of Cash Flows	6

Condensed Schedule of Investments	7

Notes to Financial Statements	8–18

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)

AS OF JUNE 30, 2013

(Expressed in U.S. Dollars)

ASSETS
Investments in private investment companies, at fair value (cost $37,160,645)	$46,962,071
Cash	2,418,854
Redemptions receivable from private investment companies	106,164
Other assets	55,681

TOTAL ASSETS	49,542,770

LIABILITIES
Payable for redemption of shares	790,135
Fixed fees payable	124,316
Subscriptions received in advance	250,000
Accrued expenses	78,070

TOTAL LIABILITIES	1,242,521

NET ASSETS	$48,300,249

NET ASSETS PER SHARE:
CLASS A — Based on net assets of $40,987,604 and shares outstanding of 36,460.286	$1,124.17

CLASS C — Based on net assets of $7,312,644 and shares outstanding of 6,524.492	$1,120.80

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

INVESTMENT INCOME:
Interest	$0

Total investment income	0

EXPENSES:
Fixed fees	246,722
Professional fees	46,458
Administration fees	17,520
Other	33,803

Total expenses	344,503

NET INVESTMENT LOSS	(344,503)

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investments in private investment companies	952,360
Net change in unrealized appreciation on investments in private investment companies	1,822,877

Net realized and unrealized gain on investments	2,775,237

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS	$2,430,734

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF CHANGES IN NET ASSETS (UNAUDITED)

FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

OPERATIONS:
Net investment loss	$(344,503)
Net realized gain on investments in private investment companies	952,360
Net change in unrealized appreciation on investments in private investment companies	1,822,877

Net change in net assets resulting from operations	2,430,734

CAPITAL SHARE TRANSACTIONS:
Issuances of shares	2,430,000
Redemptions of shares	(2,140,091)

Net change in net assets resulting from capital share transactions	289,909

NET CHANGE IN NET ASSETS	2,720,643
NET ASSETS — January 1, 2013	45,579,606

NET ASSETS — December 31, 2013	$48,300,249

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net change in net assets resulting from operations	$2,430,734
Adjustments to reconcile net change in net assets resulting from operations to net cash used in operating activities:
Purchases of investments in private investment companies	(4,163,350)
Proceeds from redemptions/distributions from investments in private investment companies	4,179,978
Net realized gain on investments in private investment companies	(952,360)
Net change in unrealized appreciation on investments in private investment companies	(1,822,877)
Changes in assets and liabilities:
Decrease in receivables for redemptions from private investment companies	49,497
Increase in other assets	(2,186)
Increase in fixed fees payable	1,157
Increase in accrued expenses	15,997

Net cash used in operating activities	(263,410)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	2,680,000
Payments for redemption of shares	(3,341,697)

Net cash provided by financing activities	(661,697)

NET CHANGE IN CASH	(925,107)
CASH — January 1, 2013	3,343,961
CASH —June 30, 2013	$2,418,854

See notes to financial statements.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

SCHEDULE OF INVESTMENTS (UNAUDITED)

AS OF JUNE 30, 2013

(Expressed in U.S. Dollars)

	Shares Owned	Fair Value as Percentage of Net Assets	Cost	Fair Value
INVESTMENTS IN PRIVATE INVESTMENT COMPANIES:
Cayman Islands Offshore Corporations:
Hedged Credit
Anchorage Capital Partners Offshore Ltd	1,426	4.5%	$1,516,775	$2,172,243
Fir Tree Capital Opportunity Fund II Ltd	165	4.8	1,685,446	2,310,561
Luxor Capital Partners Offshore Ltd	1,801	4.0	1,800,000	1,939,542
Riva Ridge Overseas Fund Ltd	400	3.5	1,600,000	1,690,601
Saba Capital Offshore Fund Ltd	1,128	4.4	2,030,000	2,107,958
Southpaw Credit Opportunity Fund (FTE) Ltd	12,041	3.6	1,586,292	1,755,667

Total Hedged Credit		24.8	10,218,513	11,976,573
Distressed – Structured Products:
DoubleLine Opportunistic Income Fund Ltd	2,041	5.4	2,194,000	2,602,553
Libremax Offshore Fund Ltd	2,037	5.4	2,056,311	2,594,053
Candlewood Structured Credit Harvest Fund Ltd	131	3.1	1,350,000	1,476,036
Halcyon Offshore Asset-Backed Value Fund Ltd	925	3.9	1,605,890	1,872,819
Metacapital Mortgage Value Fund Ltd	1,558	3.6	1,700,000	1,745,707
Tilden Park Offshore Investment Fund Ltd	1,000	3.2	1,500,000	1,551,464
Other		0.2	115,265	113,522

Total Distressed – Structured Products		24.8	10,521,466	11,956,154
Convertible Arbitrage:
Aristeia International Ltd	2,394	5.1	1,546,542	2,454,547
Basso Investors Ltd	1,308	4.8	1,630,774	2,333,663

Total Convertible Arbitrage		9.9	3,177,316	4,788,210
Distressed – Corporate
Silver Point Capital Offshore Fund Ltd	189	5.1	1,637,978	2,467,447
Contrarian Capital Senior Secured Offshore Ltd	6,881	3.8	1,215,347	1,816,769
Halcyon Senior Loan Fund II Offshore Ltd	7,392	1.6	762,784	758,460
Other		0.4	180,185	206,052

Total Distressed – Corporate		10.9	3,796,294	5,248,728
Long/Short Equity
AQR Global Stock Selection Offshore Fund Ltd	7	2.1	922,343	1,029,689
Dirigo Ltd	12,290	3.1	1,397,273	1,507,981
Rosemont Offshore Fund Ltd	1,042	4.1	1,443,167	1,978,467

Total Long/Short Equity		9.3	3,762,783	4,516,137
Other		0.3	338,188	160,490

Total Cayman Islands Offshore Corporations		80.0	31,814,560	38,646,292

British Virgin Islands:
Hedged Credit
King Street Capital Ltd	8,790	4.4	1,174,837	2,095,107
Whitebox Credit Arbitrage Fund Ltd	1,837	4.5	1,677,594	2,189,020

Total Hedged Credit		8.9	2,852,431	4,284,127
Long/Short Equity
Otter Creek International Ltd	972	3.4	1,516,715	1,642,708
Convertible Arbitrage
Whitebox Concentrated Convertible Arb Ltd	1,972	4.9	976,939	2,388,945

Total British Virgin Islands Corporations		17.2	5,346,085	8,315,780

TOTAL INVESTMENTS IN PRIVATE INVESTMENT COMPANIES		97.2%	$37,160,645	$46,962,071

See notes to pro forma (unaudited) financial statements

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Pine Grove Institutional Partners II Ltd. (the “Fund”) is a limited liability company incorporated under the laws of Bermuda on November 1, 2011. The Fund was launched in January 2012 as a carve-out from Pine Grove Institutional Partners, LP (PGIP). Effective January 1, 2012, PGIP (a Delaware LP created on July 1, 1997) transferred a pro-rata share of its investments in private investment companies to the Fund. The Fund was organized for the purpose of investing its assets with a group of selected private investment companies. Pursuant to an Investment Management Agreement, Pine Grove Asset Management LLC (the “Investment Manager”) is the investment manager of the Fund. The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) and is registered as a Commodity Pool Operator with the Commodity Futures Trading Commission (“CFTC”).

Significant Accounting Policies

Basis of Presentation

These financial statements are expressed in U.S. Dollars unless otherwise indicated, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Valuation of Investments in Private Investment Companies

The Fund accounts for its investments in private investment companies in accordance with relevant authoritative guidance, which defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. The Fund’s investments in private investment companies are reflected in the Statement of Assets and Liabilities at fair value, with changes in unrealized gains (losses) resulting from changes in fair value reflected on the Statement of Operations as “Net change in unrealized appreciation of investments in private investment companies.” Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants (i.e., the exit price). Transfers of investments in private investment companies between different levels of the fair value hierarchy are recorded based on the fair value of such investments as of the end of the reporting period.

Relevant authoritative guidance permits the Fund, as a practical expedient, to measure the fair value of its investments in private investment companies on the basis of the net asset value per share of such investments (or the equivalent) if the net asset value per share of such investments (or the equivalent) is calculated in a manner consistent with the measurement principles of applicable authoritative guidance as of the Fund’s reporting date. The fair value of the Fund’s investments in private investment companies is based on the information provided by such private investment companies’ management, which reflects the Fund’s share of the fair value of the net assets of such private investment companies (i.e., the practical expedient is used, which is consistent with the prior year). If the Investment Manager determines, based on its own due diligence and investment valuation procedures, that the valuation for any of the Fund’s investments in private investment companies, based on information provided by management of such private investment company, such investment will be fair valued by the Investment Manager using other suitable independent sources, independent brokers, market makers, other

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

intermediaries or third parties as reasonably appointed by the Fund’s administrator, under the supervision and direction of the Investment Manager, in good faith and in conformity with GAAP. As of June 30, 2013, no investments were internally fair valued by the Investment Manager.

The Fund’s share of the fair value of the net assets of the private investment companies in which it invests are generally based on (1) the Fund’s net contribution to the private investment companies and (2) its allocated share of the undistributed profits and losses, including realized and unrealized gains (losses) and expenses (including management and incentive fees) as reflected in the financial information provided by management of the private investment companies (which may include the audited financial statements of the private investment companies). The fair values of the underlying investments held by the private investment companies in which the Fund invests may have been estimated by management of such private investment companies in the absence of readily-determinable fair values. Due to the inherent uncertainty of these estimates, the fair values of the underlying investments held by the private investment companies in which the Fund invests may differ from the values that would have been used had a ready market for such investments existed, and the differences could be material (which could result in the Fund’s share of the fair value of the net assets of such private investment companies being materially different).

The Fund’s investments in private investment companies also involve varying degrees of interest rate risk, credit risk, and market, industry, and geographic concentration risks for the Fund. While the Investment Manager monitors and attempts to manage these risks, the varying degrees of transparency into, and potential liquidity of, the investments in private investment companies may hinder the Investment Manager’s ability to effectively manage and mitigate these risks.

In addition, the terms of the partnership agreements and offering memoranda of the private investment companies in which the Fund invests generally provide for minimum holding periods or lock-ups (see Note 3 for information related to redemption terms), and may also provide for the suspension of redemptions or the institution of gates on redemptions at the discretion of management of such private investment companies. As a result, the Fund may not be able to redeem its investments in private investment companies.

The fair values assigned to the Fund’s investments in private investment companies are based on available information and do not necessarily represent amounts which might ultimately be realized. Due to the absence of readily-determinable fair values and the inherent uncertainty of valuations, the estimated fair values of the Fund’s investments in private investment companies may differ significantly from values that would have been used had a ready market for such investments existed, and the differences could be material.

Investment Transactions and Related Investment Income

The Fund records investment transactions on their trade date. Purchases or subscriptions of investments in private investment companies are generally effective on the first day of the month, while sales of, or withdrawals from, private investment companies are generally effective on the last day of the month.

Changes in the fair values of investments in private investment companies are recorded monthly as “Net change in unrealized appreciation of investments in private investment companies.” Realized gains and losses on full or partial distribution or redemption of investments in private investment companies are recorded as of the effective date of the transaction.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

Income and Expenses

Interest income and expenses are recorded on the accrual basis.

Multiple Class Allocation

Investment income, expenses (except for fixed fees), and realized and unrealized gains and losses are allocated to each class of shares based upon their relative net asset value on a monthly basis. Fixed fees are charged directly to the respective class to which such fees relate.

Income Taxes

The Fund has received undertakings from the Bermuda Government exempting them from all local income, profits and capital taxes until March 28, 2016. At the present time, no such taxes are levied in Bermuda.

Under the laws of Bermuda, the Fund is not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements. However, all United States dividend income and certain interest income are subject to a 30% withholding tax and interest, dividends, and other income realized by the Fund from non-U.S. sources and capital gains realized on sales of non-U.S. investments may be subject to withholdings and other taxes levied by the jurisdictions in which the income is sourced. The Fund recognizes tax-related interest and penalties, if applicable, as a component of income tax expense. For the six month period ended June 30, 2013, no such amounts were recognized. Generally, the Fund’s tax returns remain subject to examination by tax authorities in its major jurisdictions (where the Fund is organized and makes investments) under varying statutes of limitations (generally three years for filed returns). The Fund’s 2012 and 2013 tax year is subject to examination.

Based on its analysis, the Investment Manager has determined that the Fund does not have any material uncertain tax positions in its major jurisdictions that require recognition or measurement in the Fund’s consolidated financial statements. Further, the Investment Manager is not aware of any uncertain tax positions relating to the Fund for which it is reasonably possible that the total amount of unrecognized tax benefit or liability will change materially in the next twelve months.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. The most significant estimates and assumptions relate to the valuation of private investment companies. Actual results could differ from those estimates.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance that will expand current disclosure requirements on the offsetting of certain assets and liabilities. The new disclosures will be required for investments and derivative financial instruments subject to master netting or similar agreements which are eligible for offset in the Statement of Financial Condition and will require an entity to disclose both gross and net information about such investments and transactions in the financial statements. The guidance is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management does not believe that this guidance will have a material impact on Fund’s financial statement disclosures.

In January 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This update clarifies that the scope of the above mentioned guidance applies to derivative financial instruments accounted for in accordance with Accounting Standards Codification Topic 815, Derivatives and Hedging. This update is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management does not believe that this guidance will have a material impact on Fund’s financial statement disclosures.

2. FAIR VALUE MEASUREMENTS

GAAP defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. See Note 1 to these financial statements for additional discussion regarding the determination of fair value of the Fund’s investments. GAAP also establishes a hierarchy that prioritizes and ranks the levels of market price observability used in fair value measurements. Market price observability is impacted by a number of factors, including the type of asset, the characteristics specific to the asset, and the state of the marketplace (including the existence and transparency of transactions between market participants). Assets with readily-available actively quoted prices or for which fair value can be measured from actively quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Assets measured and reported at fair value are classified and disclosed in one of the following categories (from highest to lowest) based on inputs:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets as of the measurement date.

Level 2 – Inputs are quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, and inputs other than quoted prices that are observable (such as models or other valuation methodolgies). The Fund’s investments in private investment companies which are generally included in this category include investments in private investment companies where the Fund has the ability to withdraw at the net asset value per share (or its equivalent) at June 30, 2013 or within three months thereafter, and there are no other potential liquidity restrictions.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

Level 3 – Inputs are unobservable for the asset and include situations where there is little, if any, market activity for the asset as of the measurement date. Investments in private investment companies that are currently subject to liquidity restrictions that will not be lifted within three months of the measurement date will be considered level 3.

The Investment Manager’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset. The Fund’s assets are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement in its entirety. See Note 1 for additional detail on the Fund’s valuation policies.

The following table summarizes the Fund’s assets by level under the fair value hierarchy as of June 30, 2013 by class of assets:

	Level 1	Level 2	Level 3	Total
Investments in private investment companies:
Long/Short Equity	$—	$6,158,845	$—	$6,158,845
Hedged Credit	—	4,546,539	11,714,160	16,260,699
Distressed – Structured Products	—	5,123,885	6,832,269	11,956,154
Distressed – Corporate	—	1,150,656	4,098,072	5,248,728
Convertible Arbitrage	—	5,982,682	1,194,473	7,177,155
Other	—	—	160,490	160,490

Total investments in private investment companies	$—	$22,962,607	$23,999,464	$46,962,071

The classification of investments in private investment companies included in the table above is meant to be indicative of the Investment Manager’s classification of the Fund’s investments in private investment companies. It is not meant to be indicative of the classification within the fair value hierarchy of investments of the underlying portfolios of the private investment companies in which the Fund invests.

The changes in investments measured at fair value during the six month period ended June 30, 2013 for which the Fund used Level 3 inputs to determine fair value are as follows:

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

	Long/Short Equity	Hedged Credit	Distressed – Structured Products	Distressed – Corporate	Convertible Arbitrage	Other	Total
Balance - January 1, 2013	$—	$10,330,224	$5,228,038	$2,939,769	$1,284,528	$301,845	$20,084,404
Net realized gains (losses)	—	—	35,591	174,818	114,588	(9,802)	315,195
Net change in unrealized gains (losses)	—	838,191	286,174	139,329	(4,643)	3,382	1,262,433
Purchases	—	187,500	2,200,000	1,513,350	—	—	3,900,850
Sales	—	—	(39,200)	(1,055,783)	—	(134,935)	(1,229,918)
Transfers in*	—	459,147	—	386,589	—	—	845,736
Transfers out*	—	(100,902)	(878,334)	—	(200,000)	—	(1,179,236)

Balance - June 30, 2013	$—	$11,714,160	$6,832,269	$4,098,072	$1,194,473	$160,490	$23,999,464

*	Transfers in and transfers out are generally due to the change in liquidity terms of private investment companies and are recognized as of the end of the reporting period.

The Fund has redeemed from certain private investment companies and is expecting to receive the remaining redemption proceeds upon liquidation of the underlying investments held by such private investment companies. Such investments in private investment companies were reported under “Other” strategy as of June 30, 2013. See Note 3 for the strategy definitions.

The change in unrealized appreciation for Level 3 investments held at June 30, 2013, was $1,262,433 and is included in “Net change in unrealized appreciation of investments in private investment companies” in the Statement of Operations. Total realized gains and losses recorded for Level 3 investments are reported in “Net realized gain on investments in private investment companies” in the Statement of Operations.

3.	INVESTMENTS IN PRIVATE INVESTMENT COMPANIES

GAAP requires additional disclosure to assist in understanding the nature and risk of investments by class of assets. The table below summarizes the fair value and other pertinent liquidity information of the underlying private investment companies by class of assets:

Class of Assets	Fair Value	Liquidation and Side Pocket Holdings*	Redemption Frequency	Redemption Notice Period (days)
Hedged Credit (a)	$16,260,699	$75,164	Quarterly-Annually	60-90
Distressed – Structured Products (b)	11,956,154	113,522	Monthly-Quarterly	45-90
Convertible Arbitrage (c)	7,177,155	—	Quarterly	60
Long/Short Equity (d)	6,158,845	—	Monthly-Quarterly	30-60
Distressed – Corporate (e)	5,248,728	233,139	Quarterly-Annually	90
Other (f)	160,490	160,490	N/A	N/A

Total	$46,962,071	$582,315

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

*	These amounts represent private investment companies which are in liquidation and side pocket investments in certain private investment companies held by the Fund. For such investments, withdrawals are permitted only upon liquidation or deemed realization of the underlying assets of the private investment companies.
(a)	Hedged Credit: Hedged Credit managers typically take long and short positions in fixed income instruments of companies across the credit spectrum. Some also buy Structured Products. These managers may also buy equities, usually in companies that have some issue (e.g., they just came out of bankruptcy) or are otherwise difficult to understand. These managers hedge by shorting stocks and bonds that they think have a lot more downside than upside, even if only during a crisis. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions due to incorrect analysis of idiosyncratic factors.
(b)	Distressed – Structured Products: Distressed Structured Products managers buy pools of assets that have been securitized (bonds backed by the cashflows from these assets). Often this includes pools of mortgages that are not guaranteed by the government. It may also include pools of leveraged loans, commercial real estate, student loans and other kinds of assets. Usually the pools were once rated investment grade but the assets turned out to be of worse quality than the first investors originally thought they would be. Some managers may also buy agency derivatives. One of the main risks in this strategy is the possibility of losses in the portfolio of long positions if the manager assumptions regarding prepayments, defaults, recovery, etc. prove to be too aggressive. Also, agency derivatives in particular are very sensitive to borrower prepayment rates as well as the level of short term interest rates.
(c)	Convertible Arbitrage: Convertible Arbitrage is a strategy that entails purchasing convertible securities (convertible bonds or preferred stock) and hedging the equity risk by shorting the underlying common stock. Some managers attempt to hedge other risks associated with Convertible Arbitrage, such as interest rate risk and credit risk. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions.
(d)	Long/Short Equity: Long/Short Equity managers attempt to buy undervalued equities and short overvalued equities. Managers selected for investment by the Investment Manager typically attempt to be either market neutral or have low net exposure to the equity markets. In this way, the manager is not relying on the market going up or down to make money. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions. Short selling creates additional risk of limited upside and unlimited downside.
(e)	Distressed – Corporate: Distressed Corporate managers typically invest in the senior, secured, and/or liquidating debt of companies in financial distress and/or those entering or exiting bankruptcy. These investments can result in substantial or total loss due to business and financial risks but this is often mitigated by collateral coverage. Distressed investing is often associated with relative illiquidity, reduced transparency, and valuation involving significant management judgment.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

(f)	Other: Other represents investments in private investment companies for which the Fund expects to receive the redemption proceeds upon sale of the underlying investments. The Fund has redeemed from these private investment companies and has received a majority of the redemption proceeds. The current portfolio of underlying investments held by such private investment companies is illiquid in nature and is not necessarily indicative of the active investment strategies of such private investment companies.

The offering documents of the private investment companies provide for compensation to the respective investment manager of these investment companies in the form of management fees ranging from 1% to 2% of net assets and incentive allocations of up to 20% of profits that would be otherwise be allocated to the Fund. Each of these investments has certain restrictions with respect to rights of withdrawal by the Fund as specified in the respective agreements. Generally, the Fund is required to provide 30 to 90 days’ notice of its intent to withdraw, but only after the investment has been maintained for one to twelve months. The redemption terms may also include lock up periods up to 24 months. Certain investments may have longer investment terms and are generally redeemable upon liquidation of underlying investments.

The following table summarizes the Fund’s investments in private investment companies as of June 30, 2013 and the Fund’s allocated share of the private investment companies’ operating results for the period January 1, 2013 to June 30, 2013 for the private investment companies with a fair value representing 5% or more of the Fund’s net assets:

Investments in private investment companies	% of Fund’s Net Assets	Fair Value	Income	Redemption Terms*
DoubleLine Opportunistic Income Fund Ltd	5.4	$2,602,553	$45,262	Monthly
Libremax Offshore Fund Ltd	5.4	2,594,053	208,297	Quarterly
Silver Point Capital Offshore Fund, Ltd	5.1	2,467,447	251,935	Annually
Aristeia International, Ltd.	5.1	2,454,547	222,949	Quarterly

Total	21.0	$10,118,600	$728,443

*	For the redemption terms of other funds, refer to the redemption frequency column in the table on page 13.

Complete information about the investments held by certain of the private investment companies in which the Fund invests as of June 30, 2013 is not readily available, so it is unknown whether the Fund, through its aggregated investments, holds additional investments which exceed 5% of the Fund’s net assets.

4.	CAPITAL SHARE TRANSACTIONS

As of June 30, 2013, the authorized capital of the Fund is US$12,000, consisting of 1 authorized non-voting, non-participating founder share having a par value of $1.00 and 11,999,999 voting, participating Common Shares of par value of $0.01 each.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

During the six month period ended June 30, 2013, transactions in capital shares and shares outstanding at June 30, 2013 for each class of shares were as follows:

	Class A	Class C
Shares outstanding, January 1, 2013	36,472.584	6,254.032
Shares issued	1,915.492	270.460
Shares redeemed	(1,927.790)	—

Shares outstanding, end of year	36,460.286	6,524.492

Issuance of shares	$2,130,000	$300,000

Redemption of shares	$(2,140,091)	$—

Net asset value per share, June 30, 2013	$1,124.17	$1,120.80

Shareholders have redemption rights which contain certain restrictions with respect to rights of redemption of shares as specified in the offering memorandum. Any shareholder may generally withdraw all or any part of their shares on the last day of each calendar quarter, upon 95 days’ prior written notice. The notice requirement may be shortened for a particular withdrawal in the sole discretion of the Investment Manager. A shareholder redeeming its entire investment in accordance with the offering memorandum is entitled to receive an amount equal to the value of its shares as of the date of its redemption. The Investment Manager will distribute to shareholders fully redeeming from the Fund at least 90% of its good faith estimate of the withdrawn amount within 30 days after the date of such shareholder’s redemption. The Investment Manager will distribute to the shareholder or its representative the balance, if any, as soon as practicable after the completion of the audit of the Fund for the fiscal year in which the withdrawal was made, with interest thereon at an annual rate equal to the 90-day United States Treasury Bill rate on the date of such shareholder’s redemption.

5.	FIXED FEE TO INVESTMENT MANAGER

The Investment Manager is entitled to a fixed fee, calculated monthly and payable quarterly in arrears at an annual rate of 1% to 1.2% of the net assets of Class A and Class C investors, respectively, determined as of the end of each calendar quarter. For the six month period ended June 30, 2013, the fixed fee was $246,722, of which $124,316 is payable as of June 30, 2013.

6.	COMMITMENTS AND CONTINGENCIES

The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is not known. However, the Fund has not had prior claims or losses pursuant to these contracts and expects the risk of loss therefrom to be remote.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

7.	ADMINISTRATIVE FEE

The third-party administrator performs certain administrative services on behalf of the Fund. As compensation for its services, the Administrator receives a fee paid out of the Fund’s assets. For the six month period ended June 30, 2013, the Fund incurred an administrative fee of $17,520.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK, MARKET AND CREDIT RISK

Market Risk

The private investment companies in which the Fund invests enter into financial instruments that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the carrying value of such financial instrument in the financial statements. Certain of the private investment companies invest in interest rate swaps, credit default swaps, exchange traded and over-the-counter options, futures transactions, forward transactions, and securities sold, not yet purchased.

The private investment companies invest in these instruments for trading and hedging purposes. In accordance with industry and accounting standards, investment partnerships and funds are required to account for all investments on a fair value basis, and recognize changes in unrealized gains and losses in their statements of operations. In determining the fair values for these instruments, the private investment companies make estimates about future interest rates, default probabilities, volatilities and other pricing factors. These estimates of fair value could differ from actual results.

Credit Risk

Credit risk is the amount of accounting loss that an entity would incur if counterparty failed to perform its obligations under contractual terms. The Fund is indirectly subject to certain credit risks arising from the investments made by the private investment companies in which it invests.

The Fund is also subject to the credit risk that the private investment companies in which it invests fail to perform under their respective agreements.

Refer to section 4 of the offering document of the Fund for a detailed description of risks involved with investing in private investment companies.

PINE GROVE INSTITUTIONAL PARTNERS II LTD.

(A BERMUDA LIMITED LIABILITY COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(Expressed in U.S. Dollars)

9.	FINANCIAL HIGHLIGHTS

Financial highlights for the six month period ended June 30, 2013 are as follows:

	Class A	Class C
Per share operating performance
Net asset value, January 1, 2013	$1,067.09	$1,064.95

Income (loss) from investment operations:
Net investment loss	(6.74)	(7.69)
Net gain on investments	63.82	63.54

Net change in net assets resulting from operations	57.08	55.85

Net asset value, June 30, 2013	$1,124.17	$1,120.80

Total return	5.35%	5.24%

Ratios to average net assets
Expenses*	0.61%	0.70%

Net investment loss*	(0.61)%	(0.70)%

*	ratios are not annualized

Financial highlights are calculated for each participating, voting class of common shares.

The ratios do not reflect the Fund’s proportionate share of income and expenses of the underlying private investment companies.

10.	SUBSEQUENT EVENTS

The Fund evaluated the impact of all subsequent events on the Fund’s financial statements through October 1, 2013, which is the date these financial statements were available to be issued.

From July 1, 2013 through October 1, 2013, the Fund recorded capital contributions of $1,375,000. For the same period, the Fund recorded no capital withdrawals.

******

Pine Grove Alternative Institutional Fund

Pro Forma (Unaudited) Financial Statements as of and for the

six months period ended June 30, 2013

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS AS OF AND FOR

THE 6 MONTHS PERIOD ENDED JUNE 30, 2013

The Pine Grove Alternative Institutional Fund (the “Fund”) is a non-diversified, closed end management investment company, organized as a Delaware statutory trust on June 21, 2013. The Fund is authorized to issue 1,000,000 shares at a price of $1,000 per share during an initial offering period and then thereafter at the Fund’s net asset value per share. The Fund’s investment objective is to seek long-term capital appreciation.

Pine Grove Institutional Partners II Ltd, (the “Predecessor Fund”), a privately offered fund managed by the Adviser, is expected to be reorganized into the Fund as of the date the Fund commences operations (i.e., on or about January 1, 2014). Upon such reorganization, the Fund will acquire the assets (including Investment Fund holdings) and adopt the financial and performance history of the Predecessor Fund. The investment goals, strategies and limitations of the Fund are substantially similar to those of the Predecessor Fund.

The following preliminary pro forma (unaudited) financial statements are based on the unaudited financial statements of the Predecessor Fund as of June 30, 2013 and for the period January 1, 2013 to June 30, 2013.

The pro forma (unaudited) balance sheet as of June 30, 2013 and pro forma (unaudited) statement of operations for the 6 months period ended June 30, 2013 are presented as if the Fund commenced operations on January 1, 2013. The historical financial information has been adjusted to reflect items that are directly applicable to the Fund with respect to the pro forma unaudited statement of operations only. The preparation of the pro forma unaudited financial statements and related adjustments required management to make certain assumptions and estimates.

The pro forma unaudited financial statements are provided for informational purposes only. Additionally, the pro forma unaudited financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Fund commenced operations of the dates indicated or that may be achieved in the future. Pro forma financial statements may not include all required investment company financial statement disclosures. Lastly, the pro forma unaudited financial statements do not give consideration to the impact of possible revenue enhancements or expense efficiencies that may result upon commencement of the operations of the Fund.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

PRO FORMA (UNAUDITED) STATEMENT OF ASSETS AND LIABILITIES

AS OF JUNE 30, 2013

	Pine Grove Institutional Partners II Ltd	Adjustnent	Pine Grove Alternative Institutional Fund
ASSETS
Investments in private investment companies, at fair value (cost $37,160,645)	$46,962,071		$46,962,071
Cash	2,418,854		2,418,854
Redemptions receivable from private investment companies	106,164		106,164
Other assets	55,681		55,681

TOTAL ASSETS	49,542,770		49,542,770

LIABILITIES
Payable for redemption of shares	790,135		790,135
Management fees payable	124,316		124,316
Subscriptions received in advance	250,000		250,000
Accrued expenses	78,070	17,750	95,820

TOTAL LIABILITIES	1,242,521	17,750	1,260,271

NET ASSETS	$48,300,249	$(17,750)	$48,282,499

NET ASSETS PER SHARE (Based on 45,579.606 shares issued as of January 1, 2013) (Footnote 4)			$1,052.61

See notes to pro forma (unaudited) financial statements.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

PRO FORMA (UNAUDITED) STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

	Pine Grove Institutional Partners II Ltd	Pro Forma Adjustnent	Pine Grove Alternative Institutional Fund
INVESTMENT INCOME:
Interest	$0		$0

Total investment income	0		0

EXPENSES:
Other Expenses (Footnote 7)
Professional fees	46,458	(46,458)	0
Administration fees	17,520	(17,520)	0
Other Expenses - Ongoing expenses	33,803	103,549	137,352
Other Expenses - Initial expenses incl organizational & offering		117,540	117,540

Total gross Other Expenses	97,781	157,111	254,892
Less: Reimbursement of expenses		(109,991)	(109,991)

Total net Other Expenses	97,781	47,120	144,901
Management fees (Footnote 6)	246,722	(29,370)	217,352

NET INVESTMENT LOSS	(344,503)	(17,750)	(362,253)

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investments in private investment companies	952,360		952,360
Net change in unrealized appreciation on investments in private investment companies	1,822,877		1,822,877

Net realized and unrealized gain on investments	2,775,237		2,775,237

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS	$2,430,734	$(17,750)	$2,412,984

See notes to pro forma (unaudited) financial statements.

PRO FORMA (UNAUDITED) SCHEDULE OF INVESTMENTS

AS OF JUNE 30, 2013

	Shares Owned	Fair Value as Percentage of Net Assets	Cost	Fair Value
INVESTMENTS IN PRIVATE INVESTMENT COMPANIES:
Cayman Islands Offshore Corporations:
Hedged Credit
Anchorage Capital Partners Offshore Ltd	1,426	4.5%	$1,516,775	$2,172,243
Fir Tree Capital Opportunity Fund II Ltd	165	4.8	1,685,446	2,310,561
Luxor Capital Partners Offshore Ltd	1,801	4.0	1,800,000	1,939,542
Riva Ridge Overseas Fund Ltd	400	3.5	1,600,000	1,690,601
Saba Capital Offshore Fund Ltd	1,128	4.4	2,030,000	2,107,958
Southpaw Credit Opportunity Fund (FTE) Ltd	12,041	3.6	1,586,292	1,755,667

Total Hedged Credit		24.8	10,218,513	11,976,573
Distressed – Structured Products:
DoubleLine Opportunistic Income Fund Ltd	2,041	5.4	2,194,000	2,602,553
Libremax Offshore Fund Ltd	2,037	5.4	2,056,311	2,594,053
Candlewood Structured Credit Harvest Fund Ltd	131	3.1	1,350,000	1,476,036
Halcyon Offshore Asset-Backed Value Fund Ltd	925	3.9	1,605,890	1,872,819
Metacapital Mortgage Value Fund Ltd	1,558	3.6	1,700,000	1,745,707
Tilden Park Offshore Investment Fund Ltd	1,000	3.2	1,500,000	1,551,464
Other		0.2	115,265	113,522

Total Distressed – Structured Products		24.8	10,521,466	11,956,154
Convertible Arbitrage:
Aristeia International Ltd	2,394	5.1	1,546,542	2,454,547
Basso Investors Ltd	1,308	4.8	1,630,774	2,333,663

Total Convertible Arbitrage		9.9	3,177,316	4,788,210
Distressed – Corporate
Silver Point Capital Offshore Fund Ltd	189	5.1	1,637,978	2,467,447
Contrarian Capital Senior Secured Offshore Ltd	6,881	3.8	1,215,347	1,816,769
Halcyon Senior Loan Fund II Offshore Ltd	7,392	1.6	762,784	758,460
Other		0.4	180,185	206,052

Total Distressed – Corporate		10.9	3,796,294	5,248,728
Long/Short Equity
AQR Global Stock Selection Offshore Fund Ltd	7	2.1	922,343	1,029,689
Dirigo Ltd	12,290	3.1	1,397,273	1,507,981
Rosemont Offshore Fund Ltd	1,042	4.1	1,443,167	1,978,467

Total Long/Short Equity		9.3	3,762,783	4,516,137
Other		0.3	338,188	160,490

Total Cayman Islands Offshore Corporations		80.0	31,814,560	38,646,292

British Virgin Islands:
Hedged Credit
King Street Capital Ltd	8,790	4.4	1,174,837	2,095,107
Whitebox Credit Arbitrage Fund Ltd	1,837	4.5	1,677,594	2,189,020

Total Hedged Credit		8.9	2,852,431	4,284,127
Long/Short Equity
Otter Creek International Ltd	972	3.4	1,516,715	1,642,708
Convertible Arbitrage
Whitebox Concentrated Convertible Arb Ltd	1,972	4.9	976,939	2,388,945

Total British Virgin Islands Corporations		17.2	5,346,085	8,315,780

TOTAL INVESTMENTS IN PRIVATE INVESTMENT COMPANIES		97.2%	$37,160,645	$46,962,071

See notes to pro forma (unaudited) financial statements

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Pine Grove Alternative Institutional Fund (the “Fund”) is a non-diversified, closed end management investment company, organized as a Delaware statutory trust on June 21, 2013. The Fund’s investment objective is to seek long-term capital appreciation.

Pine Grove Institutional Partners II Ltd, (the “Predecessor Fund”), a privately offered fund managed by the Adviser, is expected to be reorganized into the Fund as of the date the Fund commences operations (i.e., on or about January 1, 2014). Upon such reorganization, the Fund will acquire the assets (including Investment Fund holdings) and adopt the financial and performance history of the Predecessor Fund. The investment goals, strategies and limitations of the Fund are substantially similar to those of the Predecessor Fund. The Predecessor Fund is a limited liability company incorporated under the laws of Bermuda on November 1, 2011. The Predecessor Fund was launched in January 2012 as a carve-out from Pine Grove Institutional Partners, LP (PGIP). Effective January 1, 2012, PGIP (a Delaware LP created on July 1, 1997) transferred a pro-rata share of its investments in private investment companies to the Predecessor Fund.

Pursuant to an Investment Management Agreement, Pine Grove Asset Management LLC (the “Investment Manager”) is the investment manager of the Fund. The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) and is registered as a Commodity Pool Operator with the Commodity Futures Trading Commission (“CFTC”).

Significant Accounting Policies

Basis of Presentation

These financial statements are expressed in U.S. Dollars unless otherwise indicated, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Valuation of Investments in Private Investment Companies

The Fund accounts for its investments in private investment companies in accordance with relevant authoritative guidance, which defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. The Fund’s investments in private investment companies are reflected in the Statement of Assets and Liabilities at fair value, with changes in unrealized gains (losses) resulting from changes in fair value reflected on the Statement of Operations as “Net change in unrealized appreciation of investments in private investment companies.” Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants (i.e., the exit price). Transfers of investments in private investment companies between different levels of the fair value hierarchy are recorded based on the fair value of such investments as of the end of the reporting period.

Relevant authoritative guidance permits the Fund, as a practical expedient, to measure the fair value of its investments in private investment companies on the basis of the net asset value per share of such investments (or the equivalent) if the net asset value per share of such investments (or the equivalent) is calculated in a manner consistent with the measurement principles of applicable authoritative guidance as of the Fund’s reporting date. The fair value of the Fund’s investments in private investment companies is based on the information provided by such private investment companies’ management, which reflects the Fund’s share of the fair value of the net assets of such private investment companies

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(i.e., the practical expedient is used, which is consistent with the prior year). If the Investment Manager determines, based on its own due diligence and investment valuation procedures, that the valuation for any of the Fund’s investments in private investment companies, based on information provided by management of such private investment company, such investment will be fair valued by the Investment Manager using other suitable independent sources, independent brokers, market makers, other intermediaries or third parties as reasonably appointed by the Fund’s administrator, under the supervision and direction of the Investment Manager, in good faith and in conformity with GAAP. As of June 30, 2013, no investments were internally fair valued by the Investment Manager.

The Fund’s share of the fair value of the net assets of the private investment companies in which it invests are generally based on (1) the Fund’s net contribution to the private investment companies and (2) its allocated share of the undistributed profits and losses, including realized and unrealized gains (losses) and expenses (including management and incentive fees) as reflected in the financial information provided by management of the private investment companies (which may include the audited financial statements of the private investment companies). The fair values of the underlying investments held by the private investment companies in which the Fund invests may have been estimated by management of such private investment companies in the absence of readily-determinable fair values. Due to the inherent uncertainty of these estimates, the fair values of the underlying investments held by the private investment companies in which the Fund invests may differ from the values that would have been used had a ready market for such investments existed, and the differences could be material (which could result in the Fund’s share of the fair value of the net assets of such private investment companies being materially different).

The Fund’s investments in private investment companies also involve varying degrees of interest rate risk, credit risk, and market, industry, and geographic concentration risks for the Fund. While the Investment Manager monitors and attempts to manage these risks, the varying degrees of transparency into, and potential liquidity of, the investments in private investment companies may hinder the Investment Manager’s ability to effectively manage and mitigate these risks.

In addition, the terms of the partnership agreements and offering memoranda of the private investment companies in which the Fund invests generally provide for minimum holding periods or lock-ups (see Note 3 for information related to redemption terms), and may also provide for the suspension of redemptions or the institution of gates on redemptions at the discretion of management of such private investment companies. As a result, the Fund may not be able to redeem its investments in private investment companies.

The fair values assigned to the Fund’s investments in private investment companies are based on available information and do not necessarily represent amounts which might ultimately be realized. Due to the absence of readily-determinable fair values and the inherent uncertainty of valuations, the estimated fair values of the Fund’s investments in private investment companies may differ significantly from values that would have been used had a ready market for such investments existed, and the differences could be material.

Investment Transactions and Related Investment Income

The Fund records investment transactions on their trade date. Purchases or subscriptions of investments in private investment companies are generally effective on the first day of the month, while sales of, or withdrawals from, private investment companies are generally effective on the last day of the month.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

Changes in the fair values of investments in private investment companies are recorded monthly as “Net change in unrealized appreciation of investments in private investment companies.” Realized gains and losses on full or partial distribution or redemption of investments in private investment companies are recorded as of the effective date of the transaction.

Income and Expenses

Interest income and expenses are recorded on the accrual basis.

Income Taxes

The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code and distribute all of its taxable income to shareholders. In addition, by distributing in each calendar year substantially all its net investment income and capital gains, if any, the Fund will not be subject to a Federal excise tax. Therefore, no Federal income or excise tax provision is required.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. The most significant estimates and assumptions relate to the valuation of private investment companies. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance that will expand current disclosure requirements on the offsetting of certain assets and liabilities. The new disclosures will be required for investments and derivative financial instruments subject to master netting or similar agreements which are eligible for offset in the Statement of Financial Condition and will require an entity to disclose both gross and net information about such investments and transactions in the financial statements. The guidance is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management does not believe that this guidance will have a material impact on Fund’s financial statement disclosures.

In January 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This update clarifies that the scope of the above mentioned guidance applies to derivative financial instruments accounted for in accordance with Accounting Standards Codification Topic 815, Derivatives and Hedging. This update is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management does not believe that this guidance will have a material impact on Fund’s financial statement disclosures.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

2.	FAIR VALUE MEASUREMENTS

GAAP defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. See Note 1 to these financial statements for additional discussion regarding the determination of fair value of the Fund’s investments. GAAP also establishes a hierarchy that prioritizes and ranks the levels of market price observability used in fair value measurements. Market price observability is impacted by a number of factors, including the type of asset, the characteristics specific to the asset, and the state of the marketplace (including the existence and transparency of transactions between market participants). Assets with readily-available actively quoted prices or for which fair value can be measured from actively quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Assets measured and reported at fair value are classified and disclosed in one of the following categories (from highest to lowest) based on inputs:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets as of the measurement date.

Level 2 – Inputs are quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, and inputs other than quoted prices that are observable (such as models or other valuation methodolgies). The Fund’s investments in private investment companies which are generally included in this category include investments in private investment companies where the Fund has the ability to withdraw at the net asset value per share (or its equivalent) at June 30, 2013 or within three months thereafter, and there are no other potential liquidity restrictions.

Level 3 – Inputs are unobservable for the asset and include situations where there is little, if any, market activity for the asset as of the measurement date. Investments in private investment companies that are currently subject to liquidity restrictions that will not be lifted within three months of the measurement date will be considered level 3.

The Investment Manager’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset. The Fund’s assets are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement in its entirety. See Note 1 for additional detail on the Fund’s valuation policies.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

The following table summarizes the Fund’s assets by level under the fair value hierarchy as of June 30, 2013 by class of assets:

	Level 1	Level 2	Level 3	Total
Investments in private investment companies:
Long/Short Equity	$—	$6,158,845	$—	$6,158,845
Hedged Credit	—	4,546,539	11,714,160	16,260,699
Distressed – Structured Products	—	5,123,885	6,832,269	11,956,154
Distressed – Corporate	—	1,150,656	4,098,072	5,248,728
Convertible Arbitrage	—	5,982,682	1,194,473	7,177,155
Other	—	—	160,490	160,490

Total investments in private investment companies	$—	$22,962,607	$23,999,464	$46,962,071

The classification of investments in private investment companies included in the table above is meant to be indicative of the Investment Manager’s classification of the Fund’s investments in private investment companies. It is not meant to be indicative of the classification within the fair value hierarchy of investments of the underlying portfolios of the private investment companies in which the Fund invests.

The changes in investments measured at fair value during the six month period ended June 30, 2013 for which the Fund used Level 3 inputs to determine fair value are as follows:

	Long/Short Equity	Hedged Credit	Distressed – Structured Products	Distressed – Corporate	Convertible Arbitrage	Other	Total
Balance - January 1, 2013	$—	$10,330,224	$5,228,038	$2,939,769	$1,284,528	$301,845	$20,084,404
Net realized gains (losses)	—	—	35,591	174,818	114,588	(9,802)	315,195
Net change in unrealized gains (losses)	—	838,191	286,174	139,329	(4,643)	3,382	1,262,433
Purchases	—	187,500	2,200,000	1,513,350	—	—	3,900,850
Sales	—	—	(39,200)	(1,055,783)	—	(134,935)	(1,229,918)
Transfers in*	—	459,147	—	386,589	—	—	845,736
Transfers out*	—	(100,902)	(878,334)	—	(200,000)	—	(1,179,236)

Balance - June 30, 2013	$—	$11,714,160	$6,832,269	$4,098,072	$1,194,473	$160,490	$23,999,464

*	Transfers in and transfers out are generally due to the change in liquidity terms of private investment companies and are recognized as of the end of the reporting period.

The Fund has redeemed from certain private investment companies and is expecting to receive the remaining redemption proceeds upon liquidation of the underlying investments held by such private investment companies. Such investments in private investment companies were reported under “Other” strategy as of June 30, 2013. See Note 3 for the strategy definitions.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

The change in unrealized appreciation for Level 3 investments held at June 30, 2013, was $1,262,433 and is included in “Net change in unrealized appreciation of investments in private investment companies” in the Statement of Operations. Total realized gains and losses recorded for Level 3 investments are reported in “Net realized gain on investments in private investment companies” in the Statement of Operations.

3.	INVESTMENTS IN PRIVATE INVESTMENT COMPANIES

GAAP requires additional disclosure to assist in understanding the nature and risk of investments by class of assets. The table below summarizes the fair value and other pertinent liquidity information of the underlying private investment companies by class of assets:

Class of Assets	Fair Value	Liquidation and Side Pocket Holdings*	Redemption Frequency	Redemption Notice Period (days)
Hedged Credit (a)	$16,260,699	$75,164	Quarterly-Annually	60-90
Distressed – Structured Products (b)	11,956,154	113,522	Monthly-Quarterly	45-90
Convertible Arbitrage (c)	7,177,155	—	Quarterly	60
Long/Short Equity (d)	6,158,845	—	Monthly-Quarterly	30-60
Distressed – Corporate (e)	5,248,728	233,139	Quarterly-Annually	90
Other (f)	160,490	160,490	N/A	N/A

Total	$46,962,071	$582,315

*	These amounts represent private investment companies which are in liquidation and side pocket investments in certain private investment companies held by the Fund. For such investments, withdrawals are permitted only upon liquidation or deemed realization of the underlying assets of the private investment companies.
(a)	Hedged Credit: Hedged Credit managers typically take long and short positions in fixed income instruments of companies across the credit spectrum. Some also buy Structured Products. These managers may also buy equities, usually in companies that have some issue (e.g., they just came out of bankruptcy) or are otherwise difficult to understand. These managers hedge by shorting stocks and bonds that they think have a lot more downside than upside, even if only during a crisis. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions due to incorrect analysis of idiosyncratic factors.
(b)	Distressed – Structured Products: Distressed Structured Products managers buy pools of assets that have been securitized (bonds backed by the cashflows from these assets). Often this includes pools of mortgages that are not guaranteed by the government. It may also include pools of leveraged loans, commercial real estate, student loans and other kinds of assets. Usually the pools were once rated investment grade but the assets turned out to be of worse quality than the first investors originally thought they would be. Some managers may also buy agency derivatives. One of the main risks in this strategy is the possibility of losses in the portfolio of long positions if the manager assumptions regarding prepayments, defaults, recovery, etc. prove to be too aggressive. Also, agency derivatives in particular are very sensitive to borrower prepayment rates as well as the level of short term interest rates.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

(c)	Convertible Arbitrage: Convertible Arbitrage is a strategy that entails purchasing convertible securities (convertible bonds or preferred stock) and hedging the equity risk by shorting the underlying common stock. Some managers attempt to hedge other risks associated with Convertible Arbitrage, such as interest rate risk and credit risk. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions.
(d)	Long/Short Equity: Long/Short Equity managers attempt to buy undervalued equities and short overvalued equities. Managers selected for investment by the Investment Manager typically attempt to be either market neutral or have low net exposure to the equity markets. In this way, the manager is not relying on the market going up or down to make money. One of the main risks in this strategy is the possibility of losses in the portfolio of long (or short) positions that are not offset by corresponding gains in the portfolio of short (or long) positions. Short selling creates additional risk of limited upside and unlimited downside.
(e)	Distressed – Corporate: Distressed Corporate managers typically invest in the senior, secured, and/or liquidating debt of companies in financial distress and/or those entering or exiting bankruptcy. These investments can result in substantial or total loss due to business and financial risks but this is often mitigated by collateral coverage. Distressed investing is often associated with relative illiquidity, reduced transparency, and valuation involving significant management judgment.
(f)	Other: Other represents investments in private investment companies for which the Fund expects to receive the redemption proceeds upon sale of the underlying investments. The Fund has redeemed from these private investment companies and has received a majority of the redemption proceeds. The current portfolio of underlying investments held by such private investment companies is illiquid in nature and is not necessarily indicative of the active investment strategies of such private investment companies.

The offering documents of the private investment companies provide for compensation to the respective investment manager of these investment companies in the form of management fees ranging from 1% to 2% of net assets and incentive allocations of up to 20% of profits that would be otherwise be allocated to the Fund. Each of these investments has certain restrictions with respect to rights of withdrawal by the Fund as specified in the respective agreements. Generally, the Fund is required to provide 30 to 90 days’ notice of its intent to withdraw, but only after the investment has been maintained for one to twelve months. The redemption terms may also include lock up periods up to 24 months. Certain investments may have longer investment terms and are generally redeemable upon liquidation of underlying investments.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

The following table summarizes the Fund’s investments in private investment companies as of June 30, 2013 and the Fund’s allocated share of the private investment companies’ operating results for the period January 1, 2013 to June 30, 2013 for the private investment companies with a fair value representing 1% or more of the Fund’s net assets:

Investments in private investment companies	% of Fund’s Net Assets	Fair Value	Income	Redemption Terms	Redemption Notice Period (days)
DoubleLine Opportunistic Income Fund Ltd	5.4	2,602,553	45,262	Monthly	45
Libremax Offshore Fund Ltd	5.4	2,594,053	208,297	Quarterly	90
Silver Point Capital Offshore Fund, Ltd	5.1	2,467,447	251,935	Annually	90
Aristeia International, Ltd.	5.1	2,454,547	222,949	Quarterly	60
Whitebox Concentrated Convertible Arb Ltd	4.9	2,388,945	219,889	Quarterly	60
Basso Investors Ltd	4.8	2,333,663	138,351	Quarterly	60
Fir Tree Capital Opportunity Fund II Ltd	4.8	2,310,561	145,441	Annually/Quarterly	90
Whitebox Credit Arbitrage Fund Ltd	4.5	2,189,020	209,388	Quarterly	60
Anchorage Capital Partners Offshore Ltd	4.5	2,172,243	202,377	Annually	90
Saba Capital Offshore Fund Ltd	4.4	2,107,958	71,701	Quarterly	65
King Street Capital Ltd	4.4	2,095,107	140,738	Quarterly	65
Rosemont Offshore Fund Ltd	4.1	1,978,467	24,600	Quarterly	60
Luxor Capital Partners Offshore Ltd	4.0	1,939,542	141,993	Quarterly	90
Halcyon Offshore Asset-Backed Value Fund Ltd	3.9	1,872,819	85,616	Quarterly	90
Contrarian Capital Senior Secured Offshore Ltd	3.8	1,816,769	107,947	Annually/Quarterly	90
Southpaw Credit Opportunity Fund (FTE) Ltd	3.6	1,755,667	108,009	Quarterly	60
Metacapital Mortgage Value Fund Ltd	3.6	1,745,707	36,523	Quarterly	60
Riva Ridge Overseas Fund Ltd	3.5	1,690,601	79,682	Quarterly	90
Otter Creek International Ltd	3.4	1,642,708	119,079	Monthly	30
Tilden Park Offshore Investment Fund Ltd	3.2	1,551,464	51,464	Quarterly	90
Dirigo Ltd	3.1	1,507,981	53,090	Quarterly	45
Candlewood Structured Credit Harvest Fund Ltd	3.1	1,476,036	83,358	Quarterly	90
AQR Global Stock Selection Offshore Fund Ltd	2.1	1,029,689	17,076	Monthly	90
Halcyon Senior Loan Fund II Offshore Ltd	1.6	758,460	(4,324)	Quarterly

Total	96.3	$46,482,008	$2,760,442

Complete information about the investments held by certain of the private investment companies in which the Fund invests as of June 30, 2013 is not readily available, so it is unknown whether the Fund, through its aggregated investments, holds additional investments which exceed 1% of the Fund’s net assets.

4.	CAPITAL SHARE TRANSACTIONS

The Fund is authorized to issue 1,000,000 shares at a price of $1,000 per share during an initial offering period and the thereafter at the Fund’s net asset value per share. The Fund’s investment objective is to seek long-term capital appreciation.

For the purpose of pro forma financial statements it is assumed that the shares were issued at the beginning of the period and there were no capital share transactions during the six month period ended June 30, 2013.

No shareholder has the right to require the Fund to redeem his, her or its shares. The Fund may from time to time offer to repurchase shares pursuant to written tenders by shareholders, and each such repurchase offer will generally be limited to up to 10% of the net assets of the Fund. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board of Trustees will consider the recommendations of the Investment Manager as to the timing of

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

such an offer, as well as a variety of operational, business and economic factors. The Investment Manager expects that, generally, it will recommend to the Board of Trustees that the Fund offer to repurchase shares from shareholders quarterly, with such repurchases to occur as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day). The Fund will repurchase Shares at the net asset value per Share as of the repurchase date (or, if any such date is not a business day, on the immediately preceding business day). Each repurchase offer will generally commence approximately 130 days prior to the applicable repurchase date.

If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund will repurchase a pro rata portion of the Shares tendered by each Shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

5.	DISTRIBUTION

Distributions will be paid at least annually on the shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. Shareholder whose shares are registered in its own name will automatically be a participant under the Dividend Reinvestment Plan (“DRIP”) and have all income dividends and/or capital gains distributions automatically reinvested in shares unless such shareholder specifically elects to receive all income dividends and/or capital gain distributions in cash.

6.	MANAGEMENT FEE TO INVESTMENT MANAGER

In consideration of the advisory and other services provided by the Investment Manager to the Fund, the Fund pays the Investment Manager a fee, accrued monthly and paid quarterly in arrears, of 0.90% (on an annualized basis) of the Fund’s month end net asset value.

The adjustment to the management fees on pro forma unaudited statement of operations reflect a decrease in the management fee expense for the fund as compared to the fees of 1.0% - 1.2% paid by the Predecessor Fund.

7.	OFFERING AND ORGANIZATIONAL COSTS AND OTHER FUND EXPENSES

Expenses incurred in connection with establishing the Fund aggregated approximately $202,580 which includes offering and organizational costs of $177,580. Offering costs incurred by the Fund are treated as deferred charges until operations commence and thereafter will be amortized over a twelve-month period using the straight line method. Organizational costs will be expensed as incurred. Initial expenses including offering costs are reported on the pro-forma statement of operations on a pro-rata basis for the six months period ended June 30, 2013.

The Investment Manager has agreed to reimburse the Fund’s expenses (other than Acquired Fund Fees and Expenses and extraordinary expenses and the following investment related expenses: foreign country tax expense and interest expense on amounts borrowed by the Fund) to the extent necessary in order to cap the Fund’s Other Expenses at 0.60% on an annual basis.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

For a period of five years subsequent to the Fund’s commencement of operations, the Investment Manager may recover from the Fund expenses reimbursed during the prior three years if the Fund’s other expenses, including the recovered expenses, fall below the expense cap.

For the purpose of pro forma financial statement reporting, all expenses (except for management fees) and including offering and organizational expenses are reported as ‘Other Expenses’ on the pro forma unaudited statement of operations. The Investment Manager estimates Other Expenses of the Fund for the period to exceed 0.60% expense cap as noted above. Therefore the Other Expenses as reported on the pro-forma statement of operations reflect both the estimated Other Expenses and the impact of the expense cap on those expenses.

8.	TRUSTEES AND OFFICERS

The Fund pays each Independent Trustee an annual retainer fee of $10,000 for service to the Fund. Each Trustee is also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their duties as a Trustee, including travel and related expenses incurred in attending Board meetings. No officer of the Fund is compensated by the Fund.

9. COMMITMENTS AND CONTINGENCIES

The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is not known. However, the Fund has not had prior claims or losses pursuant to these contracts and expects the risk of loss therefrom to be remote.

10.	ADMINISTRATIVE FEE

The third-party administrator performs certain administrative services on behalf of the Fund. As compensation for its services, the Administrator receives a fee paid out of the Fund’s assets.

11.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK, MARKET AND CREDIT RISK

Market Risk

The private investment companies in which the Fund invests enter into financial instruments that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the carrying value of such financial instrument in the financial statements. Certain of the private investment companies invest in interest rate swaps, credit default swaps, exchange traded and over-the-counter options, futures transactions, forward transactions, and securities sold, not yet purchased.

The private investment companies invest in these instruments for trading and hedging purposes. In accordance with industry and accounting standards, investment partnerships and funds are required to account for all investments on a fair value basis, and recognize changes in unrealized gains and losses in their statements of operations. In determining the fair values for these instruments, the private investment companies make estimates about future interest rates, default probabilities, volatilities and other pricing factors. These estimates of fair value could differ from actual results.

PINE GROVE ALTERNATIVE INSTITUTIONAL FUND

NOTES TO PRO FORMA (UNAUDITED) FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE PERIOD JANUARY 1, 2013 TO JUNE 30, 2013

Credit Risk

Credit risk is the amount of accounting loss that an entity would incur if counterparty failed to perform its obligations under contractual terms. The Fund is indirectly subject to certain credit risks arising from the investments made by the private investment companies in which it invests.

The Fund is also subject to the credit risk that the private investment companies in which it invests fail to perform under their respective agreements.

The Fund’s prospectus contains detailed descriptions of risks involved with investing in private investment companies.

12.	FINANCIAL HIGHLIGHTS

Financial highlights for the six month period ended June 30, 2013 are as follows:

Per share operating performance
Net asset value, January 1, 2013	$1,000.00

Income (loss) from investment operations:
Net investment loss	(7.90)
Net gain on investments	60.51

Net change in net assets resulting from operations	52.61

Net asset value, June 30, 2013	$1,052.61

Total return (for the period January 1, 2013 to June 30, 2013)	5.26%

Ratios to average net assets (for the period January 1, 2013 to June 30, 2013)
Expenses (including gross Other Expenses)*	0.98%
Expenses (including net Other Expenses)*	0.75%

Net investment loss*	(0.75)%

*	ratios are not annualized

The ratios do not reflect the Fund’s proportionate share of income and expenses of the underlying private investment companies.

******